               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





American Business Financial Services, Inc.


     We hereby consent to the use in this Post-effective Amendment No. 1 to the Registration Statement on Form SB-2 of our report dated September 20, 1995, relating to the consolidated financial statements of American Business Financial Services, Inc. and subsidiaries. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.




                                   /s/ Fishbein & Company, P.C.
                                   FISHBEIN & COMPANY, P.C.


Elkins Park, Pennsylvania
September 27, 1996